UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 19, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  On May 19, 2011, The Jones Group Inc. (the "Company") held its annual meeting of stockholders.

(b)  At that meeting, the stockholders elected all of the Company's nominees for director, ratified the selection of BDO USA, LLP as the Company's independent registered public accounting firm for 2011, approved an advisory resolution on executive compensation and approved future votes on executive compensation every year.  The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

1. Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Wesley R. Card	72,435,222	3,050,382	16,626	4,511,247
Sidney Kimmel	70,925,929	4,558,855	17,446	4,511,247
Matthew H. Kamens	59,240,614	16,246,320	15,296	4,511,247
Gerald C. Crotty	62,281,338	13,205,301	15,591	4,511,247
Lowell W. Robinson	64,960,097	10,526,608	15,525	4,511,247
Donna F. Zarcone	65,178,644	10,308,340	15,246	4,511,247
Robert L. Mettler	74,016,791	1,469,798	15,641	4,511,247
Margaret H. Georgiadis	64,983,633	10,503,251	15,346	4,511,247

2. Ratification of Selection of Independent Registered Public Accounting Firm BDO USA, LLP:

For	Against	Abstain	Broker Non-Votes
68,279,964	11,711,491	22,022	0

3. Advisory Resolution on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
57,344,307	16,017,870	2,140,053	4,511,247

4. Advisory Vote on the Frequency of Future Votes on Executive Compensation:

Every Year	Two Years	Three Years	Abstain	Broker Non-Votes
68,314,631	362,308	4,693,253	2,132,038	4,511,247

(c)  Not applicable.

(d)  On May 19, 2011, following the Company's Annual Meeting of Stockholders, in light of the outcome of the stockholder vote, the Company's Board of Directors adopted a resolution providing that an advisory vote on executive compensation will be held annually until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: May 20, 2011

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